UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

INFORMATION REQUIRED IN INFORMATION STATEMENT

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the

Securities Exchange Act of 1934

Check the appropriate box:

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☒	Definitive Information Statement

SAEXPLORATION HOLDINGS, INC.

(Name of Registrant As Specified In Its Charter)

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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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SAEXPLORATION HOLDINGS, INC.

1160 Dairy Ashford Rd., Suite 160

Houston, Texas 77079

NOTICE OF STOCKHOLDER ACTION BY WRITTEN CONSENT

To the Stockholders of SAExploration Holdings, Inc.:

We are delivering this Notice and the accompanying Information Statement to inform our stockholders that on August 4, 2016, the holders of a majority of the shares of SAExploration Holdings, Inc. (the “Company,” “our” or “we”) common stock, $.0001 par value per share (the “Common Stock”) adopted resolutions by written consent, in lieu of a meeting of stockholders, to amend and restate our Second Amended and Restated Certificate of Incorporation as set forth in the Third Amended and Restated Certificate of Incorporation attached hereto as Annex A (the “New Charter”).

The New Charter was approved by stockholder written consent pursuant to Section 228 of the Delaware General Corporation Law and Section 2.12 of the Company’s Second Amended and Restated By-Laws (the “By-Laws”), which permit any action that may be taken at a meeting of the stockholders to be taken by written consent by the holders of the number of shares of stock required to approve the action at a meeting at which all shares entitled to vote were present and voted. All necessary corporate approvals in connection with the adoption of the New Charter have been obtained.

The Information Statement is being furnished to the holders of Common Stock pursuant to Section 14(c) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the rules thereunder and Section 2.12 of the By-Laws solely for the purpose of informing our stockholders of this corporate action before it takes effect. In accordance with Rule 14c-2 under the Exchange Act, we plan to file the New Charter twenty calendar days following the mailing of this Notice and the accompanying Information Statement, or as soon thereafter as is reasonably practicable.

The New Charter was approved and recommended by our Board of Directors prior to the stockholder action by written consent described in this Information Statement.

WE ARE NOT ASKING YOU FOR A PROXY

AND YOU ARE REQUESTED NOT TO SEND US A PROXY

You have the right to receive this Notice and the accompanying Information Statement if you were a stockholder of record of our Company at the close of business on August 3, 2016.

By Order of the Board of Directors

Brent Whiteley

Chief Financial Officer, General Counsel and

Secretary

August 17, 2016

SAEXPLORATION HOLDINGS, INC.

1160 Dairy Ashford Rd., Suite 160

Houston, Texas 77079

INFORMATION STATEMENT

General

In this Information Statement, unless the context otherwise requires, “we,” “our,” “us,” the “Company” and similar expressions refer to SAExploration Holdings, Inc., a Delaware corporation.

This Information Statement is being sent to inform our stockholders that we have obtained consent from the holders of a majority of the shares of our Common Stock to amend and restate our Second Amended and Restated Certificate of Incorporation (the “Existing Charter”) as set forth in the Third Amended and Restated Certificate of Incorporation attached hereto as Annex A (the “New Charter”).

This Information Statement is being mailed on or about August 17, 2016 to the Company’s stockholders of record as of August 3, 2016 (the “Record Date”). This Information Statement constitutes notice to our stockholders of corporate actions taken by our stockholders without a meeting as required by the Delaware General Corporation Law (the “DGCL”) and pursuant to Section 2.12 of the By-Laws.

We will pay the costs of preparing and sending out the enclosed Notice and this Information Statement.

The date of this Information Statement is August 17, 2016.

WE ARE NOT ASKING YOU FOR A PROXY

AND YOU ARE REQUESTED NOT TO SEND US A PROXY

The Action by Written Consent

As of the Record Date, the holders of a majority of the outstanding Common Stock (the “Consenting Stockholders”) who executed a written consent approving the New Charter, as described herein (the “Consent”), collectively beneficially owned 6,644,533 shares of our outstanding Common Stock. As of the Record Date, there were 9,344,288 shares of our Common Stock issued and outstanding. No payment was made to any person or entity in consideration of execution of the Consent.

Voting and Vote Required

The Company is not seeking consents, authorizations or proxies from you. Section 228 of the DGCL (“Section 228”) and Section 2.12 of the By-Laws provide that the written consent of the holders of outstanding shares of stock, having not less than the minimum number of votes which would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, may be substituted for a meeting. Approval of at least a majority of outstanding stock entitled to vote thereon was required to approve the New Charter.

As of the Record Date, the Company had 9,344,288 shares of Common Stock outstanding and entitled to vote. Each share of Common Stock is entitled to one vote. On the Record Date, the Consenting Stockholders collectively beneficially owned 6,644,533 shares of Common Stock, which represents a majority of the Company’s outstanding Common Stock. Accordingly, the written consent executed by the Consenting Stockholders pursuant to Section 228 and Section 2.12 of the By-Laws is sufficient to approve the New Charter and no further stockholder action is required to approve this matter.

Notice Pursuant to Section 228

Pursuant to Section 228 and Section 2.12 of the By-Laws, the Company is required to provide prompt notice of the taking of a corporate action by written consent to the Company’s stockholders who have not consented in writing to such action. This Information Statement serves as the notice required by Section 228 and Section 2.12 of the By-Laws.

Dissenters’ Rights of Appraisal

The DGCL does not provide dissenters’ rights of appraisal to our stockholders in connection with the matters discussed in this Information Statement.

APPROVAL OF THE THIRD AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

Background

On June 13, 2016, the Company entered into a comprehensive restructuring support agreement (the “Restructuring Support Agreement”) with holders (the “Supporting Holders”) of approximately 66.67% of the par value of the Company’s then-outstanding 10.000% Senior Secured Notes due 2019, pursuant to which the Supporting Holders and the Company agreed to enter into and implement a comprehensive restructuring of the Company’s balance sheet. The New Charter is being adopted to give effect to certain corporate governance matters contemplated by the Restructuring Support Agreement as well as additional changes to the Existing Charter meant to update it to reflect latest market practices for similarly situated companies.

Description of Amendments to the Existing Charter Contained in the New Charter

On August 3, 2016, the Board adopted resolutions authorizing an amendment to the Existing Charter to effect a number of changes contemplated by the Restructuring Support Agreement as well as additional changes to the Existing Charter meant to update it to reflect latest market practices for similarly situated companies. On August 4, 2016, following the approval by the Board of Directors, the New Charter was approved by the written consent of the Company’s stockholders holding a majority of the outstanding shares of Common Stock entitled to vote as of August 3, 2016, and it will become effective upon its filing with the Secretary of State of the State of Delaware, which we expect to occur on the twentieth calendar day following the mailing of this Information Statement.

In addition to immaterial, conforming and technical changes, the New Charter will have the effects described below.

1.	Registered Office

The New Charter updates the address of the Company’s registered office to 1675 S. State St., Suite B, Kent County, Dover, Delaware 19901 and its registered agent to Capitol Services, Inc.

This change was made to reflect the Company’s current registered office and agent.

2.	Authorized Shares

The New Charter states that the total authorized number of shares of any class of stock may be increased or decreased by the affirmative vote of the holders of a majority of the stock of the Company entitled to vote.

This change removes the necessity of the Board of Directors to also approve such an increase or decrease, and was made to give greater power to the Company’s stockholders.

3.	Voting

The New Charter states that each holder of Common Stock will be entitled to one vote for each share of Common Stock, subject to any rights granted to any future holders of preferred stock and any effect of Section 2.9 of the By-Laws.

This change corresponds with an amendment to the Company’s previous by-laws, which adopted a new Section 2.9 thereof. Section 2.9 of the By-Laws prevents any investment entity that is not a “United

States person,” as defined in Section 7701(a)(30) of the Internal Revenue Code of 1986, and that is managed by Blue Mountain Capital Management, LLC or its affiliates (a “Non-U.S. Entity”), from possessing 10% or greater of the votes applicable to the outstanding Common Stock. The effect of this would be to eliminate the voting power of any Non-U.S. Entity’s Common Stock to the extent it provides 10% or greater of the voting power of the outstanding Common Stock. If this were to occur, the other stockholders would possess greater voting power due to the reduction in total shares able to vote.

4.	Dividends

The New Charter states that, subject to any rights of future holders of preferred stock, dividends may be declared and paid on the Common Stock at the discretion of the Board of Directors.

This change was made out of a preference to have the power to declare dividends be in the New Charter rather than the By-Laws, where it had previously resided.

5.	Dissolution, Liquidation or Winding Up

The New Charter states that, subject to any rights of future holders of preferred stock, holders of Common Stock will be entitled to receive the assets of the Company ratably in proportion to the number of shares held by them in the case of a dissolution, liquidation or winding up of the Company.

This change was made out of a preference to have this right be contained in the New Charter rather than the By-Laws, where it had previously resided.

6.	Elimination of Class Structure

The New Charter de-classifies the Board of Directors and requires that all directors be elected on an annual basis beginning at the 2016 Annual Meeting, at which time all the terms of the current directors will expire. Previously, the Board of Directors was divided into three classes whose members were elected once every three years.

This change was made to promote accountability on the Board of Directors and removes, in the Company’s view, an unnecessary takeover defense. The Company currently believes the benefits of allowing stockholders to effectively participate in the selection of directors outweighs the risk of a party acquiring control of the Company in a single election.

7.	Vacancies

The New Charter states that any vacancies on the Board of Directors may be filled by an affirmative vote of a majority of the remaining members; provided, that for so long as Whitebox Advisors LLC or BlueMountain Capital Management, LLC (each, a “Principal Stockholder”) hold at least ten percent (10%) of the outstanding Common Stock, if there is a vacancy of a director nominated by either of these Principal Stockholders, then the nominating Principal Stockholder is entitled to nominate a successor to such director and the Company and Board of Directors must take all actions necessary to facilitate the appointment of the person as promptly as practicable.

The Company’s By-Laws give each of the Principal Stockholders the right to nominate one director to be included in the Company’s slate of nominees and proxy materials as long as either holds at least ten percent of the Company’s Common Stock. This provision provides that, should there be a vacancy on the Board of Directors caused by one of their nominees, the nominating Principal Stockholder will not lose their right to nominate a director for a seat on the Board of Directors. As a result, the other members of the Board of Directors would be expected to install the Principal Stockholder’s nominee, who will remain a director until the next annual meeting.

8.	Limited Liability

The New Charter broadens the limitation of liability of directors. Previously, the Existing Charter, while generally stating that the directors would not be personally liable to the Company or its stockholders, had listed a series of exceptions to this general rule. As is common for Delaware corporations, the New Charter states that the directors will not be personally liable to the Company or its stockholders to the maximum extent allowed under the DGCL.

This change was made to remove any lack of overlap between the previous coverage and that allowed under the DGCL.

9.	Indemnification

The New Charter broadens the indemnification provided to a Covered Person (as defined in the New Charter) to expressly provide:

•

indemnification to Covered Persons to the maximum extent permitted by applicable law, against all liability and losses suffered and expenses (including attorney’s fees) reasonably incurred by such Covered Person who is made a party to any Proceeding (as defined in the New Charter) by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was a director or, while a director or officer of the Company, is or was serving at the request of the Company as a director, officer, employee or agent of another entity or enterprise, including service with respect to employee benefit plans;

•	the prepayment of expenses (including attorney’s fees) to the extent not prohibited by applicable law;

•

that if a claim for indemnification or advancement of expenses is not paid in full within 30 days, the Covered Person may file to suit to recover the unpaid amount and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim;

•	that the rights provided in the indemnification provision are not exclusive; and

•

that the Company is the indemnitor of first resort and if any third party pays or causes to be paid the indemnifiable amounts then the third party shall be fully subrogated to all rights of the Covered Person with respect to such payment, and the Company will fully indemnify, reimburse and hold harmless such third party for all such payments actually made by the third party.

The New Charter also specifies that any amendment or repeal of this provision will not adversely affect any right or protection in respect of any act or omission occurring prior to the time of the amendment or repeal. Finally, the Company may also advance expenses and indemnify persons other than Covered Persons to the extent permitted by applicable law.

The Existing Charter contains an indemnification provision stating that indemnification will be provided to the full extent permitted. This addition in the New Charter makes the indemnification rights more clear, particularly with regard to any indemnification rights from third parties the indemnitee may have. In addition, this change also reflects the market practice with regards to such provisions in certificates of incorporation of many Delaware-incorporated companies.

10.	Corporate Opportunities

The New Charter renounces any interest or expectancy by the Company in, or in being offered an opportunity to participate in, business opportunities that are presented to any of the Principal Stockholders, their respective affiliates, managed investment funds or portfolio companies or any of their respective officers, directors, agents, stockholders, members, partners, employees, or any director designated for nomination by the Principal Stockholders unless, in the case of any such person who is a director or officer of the Company, such business opportunity is expressly offered to such director or officer in writing solely in his or her capacity as a director or officer of the Company.

This change was made to provide the Principal Stockholders, and their nominee directors, reasonable assurance that they will not be liable to the Company by reason of the fact that they pursue or acquire a business opportunity, direct a business opportunity to another person or fail to present a business opportunity, or information regarding a business opportunity, to the Company. The result of this provision is that the Principal Stockholders, and their nominated Directors, may be presented with, and participate in, opportunities to the exclusion of the Company, even if the opportunity is one that Company might reasonably be deemed to have pursued or had the ability or desire to pursue if granted the opportunity to do so. This may preclude the Company from having access to a business opportunity that the Principal Stockholders, and their nominated Directors, would otherwise be required to present to the Board of Directors. As noted in the provision, the renounced expectancy does not apply to opportunities offered to such officers or directors in writing in their capacity as officers or directors of the Company.

11.	Amendments

The New Charter requires the consent of any Principal Stockholder that holds at least ten percent (10%) of the outstanding Common Stock to amend either the Vacancy or Corporate Opportunity provisions described above. In addition, the New Charter requires that amendments to the By-Laws must be adopted by an affirmative vote of a majority in voting power of the shares of stock entitled to vote thereon; provided for so long as any Principal Stockholder that holds at least ten percent (10%) of the outstanding Common Stock, consent from any such Principal Stockholder is required to amend their rights pursuant to Section 2.9, Section 3.3(b), Article IV, Article VI or Section 7.7 of the By-Laws.

This change was made to protect the rights of the Principal Stockholders given in the New Charter and By-Laws as contemplated by the Restructuring Support Agreement.

12.	Delaware

The New Charter adopts Delaware as the exclusive jurisdiction for (a) any derivative action or proceeding brought on behalf of the Company, (b) any action asserting a claim of breach of a fiduciary duty owed by any director, officer, employee or agent of the Company to the Company or the Company’s stockholders, (c) any action asserting a claim arising pursuant to any provision of the DGCL, this Certificate of Incorporation or the By-Laws, or (d) any action asserting a claim governed by the internal affairs doctrine shall be the Court of Chancery of the State of Delaware. If the Court of Chancery of the State of Delaware lacks jurisdiction over such action or proceeding, the sole and exclusive forum for such action or proceeding shall be another court of the State of Delaware or, if no court of the State of Delaware has jurisdiction, then the federal district court for the District of Delaware.

Every stockholder of the Company will be deemed to have consented to this provision. This change was made to provide the Company with the benefit of (i) litigating derivative and other shareholder litigation in the Delaware Court of Chancery, which is widely recognized as possessing deep expertise both in substantive corporate law and in the procedural aspects of shareholder litigation, and (ii) avoiding the inefficiencies and the risk of inconsistent judgments regarding the same legal matters associated with potentially litigating such actions in multiple jurisdictions.

13.	Severability

The New Charter adds a severability provision to make clear that if any provision of the New Charter is held to be invalid, illegal or unenforceable, such provisions in any other circumstance and of the remaining provisions shall not be affected or in any way impaired thereby. It is also made clear that the provisions of the New Charter (including any provision held to be invalid, illegal or unenforceable) will be construed so as to permit the Company to protect its directors, officers, employees and agents from personal liability to the fullest extent permitted by law.

This change was made to reflect market practice for similarly situated companies.

The foregoing summary of the changes in the New Charter does not purport to be complete and is qualified in its entirety by reference of the text of the New Charter, a copy of which is attached to this Information Statement as Annex A.

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

The New Charter provides two of the Company’s Principal Stockholders, Whitebox Advisors LLC and BlueMountain Capital Management, LLC with (i) Board member nomination rights, as more fully described above in the section entitled “Approval of the Third Amended and Restated Certificate of Incorporation – Description of Amendments to the Existing Charter Contained in the New Charter – Vacancies,” (ii) corporate opportunity protection, as more fully described above in the section entitled “Approval of the Third Amended and Restated Certificate of Incorporation – Description of Amendments to the Existing Charter Contained in the New Charter – Corporate Opportunities” and (iii) the right to provide required consent to certain amendments to provisions of the New Charter and certain provisions of the By-Laws, as more fully described above in the section entitled “Approval of the Third Amended and Restated Certificate of Incorporation – Description of Amendments to the Existing Charter Contained in the New Charter – Amendments.” In connection with the previously disclosed resignations of Gregory R. Monahan, Eric S. Rosenfeld, David D. Sgro and Brent Whiteley from the Board of Directors, two of our current directors, Jacob Mercer and Michael Kass, were appointed to the Board of Directors following their referral to the Board of Directors by Whitebox Advisors LLC and BlueMountain Capital Management, LLC, respectively.

Other than as described above, and except in their capacity as stockholders (which interest does not differ from that of the other holders of Common Stock), none of our officers, directors, or any of their respective affiliates or associates has any interest in the New Charter.

DELIVERY OF DOCUMENTS TO STOCKHOLDERS

Pursuant to the rules of the Securities and Exchange Commission (the “SEC”), we and the services that we employ to deliver communications to our stockholders, are permitted to deliver to two or more stockholders sharing the same address a single copy of this Information Statement. Upon written or oral request, we will deliver a separate copy of the Information Statement to any stockholder at a shared address to which a single copy of the Information Statement was delivered and who wishes to receive a separate copy of the Information Statement. Stockholders receiving multiple copies of the Information Statement may likewise request that we deliver single copies of such documents in the future. Stockholders may notify us of their requests by calling or writing us at:

SAExploration Holdings, Inc.

1160 Dairy Ashford Rd., Suite 160

Houston, Texas 77079

Attention: Investor Relations

Telephone: (281) 258-4409

Email: rabney@saexploration.com

STOCK OWNERSHIP

The following table sets forth information as of July 28, 2016, regarding the beneficial ownership of our Common Stock by:

•	each person known to be the beneficial owner of more than five percent of our outstanding shares of Common Stock;

•	each of our Directors and our Named Executive Officers; and

•	all current Executive Officers and Directors as a group.

Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all shares of Common Stock beneficially owned by them.

	Beneficial Ownership as of July 28, 2016 (2)
Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership		Approximate Percentage of Beneficial Ownership
Directors and Executive Officers:
Jeff Hastings(3)	168,019	(4)	1.8%
Brian Beatty(3)	9,062	(5)	*
Brent Whiteley	2,227		*
Mike Scott(3)	382		*
Darin Silvernagle(3)	289		*
Ryan Abney	61		*
Trish Gerber	29		*
Mel Cooper(6)	—		—
Michael Kass(7)	—		—
Jake Mercer(8)	—		—
Gary Dalton	299		*
All directors and executive officers as a group (11 persons)	180,368		1.93%

Five Percent Holders:
Whitebox Advisors LLC(9)	2,609,039		27.9%
BlueMountain Capital Management, LLC(10)	2,409,106		25.8%
FMR LLC(11)	806,405		8.63%
Aristides Capital LLC(12)	728,280		7.8%
Morgan Stanley Investment Management(13)	506,833		5.42%

*	Less than 1%.
(1)	Unless otherwise indicated, the business address of each of the individuals is 1160 Dairy Ashford Rd., Suite 160, Houston, Texas 77079.
(2)	The percentage of beneficial ownership is calculated based on 9,344,288 shares of common stock outstanding as of July 28, 2016.
(3)	The business address of this individual is 3333 8th Street SE, 3rd Floor, Calgary Alberta, T2G 3A4.
(4)

Includes (i) 830 shares held directly by Jeff Hastings, (ii) 24,221 shares held indirectly through CLCH, LLC (“CLCH”), and (iii) 142,968 shares held indirectly through Speculative Seismic Investments, LLC (“SSI”). CLCH and SSI are both controlled by Mr. Hastings. The business address for CLCH is 4721 Golden Spring Circle, Anchorage, Alaska 99507. The business address for SSI is 11 Crestwood Dr., Houston, TX 77007.

(5)

Includes (i) 197 shares directly owned by Mr. Beatty and (ii) 8,865 shares directly owned by Seismic Holdings. Seismic Holdings is controlled by Mr. Beatty and his wife, Sheri L. Beatty. The business address for Seismic Holdings is 59 Westpoint Court SW, Calgary, AB, T3H 4M7.

(6)	The business address of the reporting person is 603 Shiloh Rd., Bastrop, TX 78602.

(7)	The business address of the reporting person is 280 Park Avenue, 12th Floor, New York, NY 10017.
(8)	The business address of the reporting person is 3033 Excelsior Blvd., Suite 300, Minneapolis, MN 55416.
(9)

The business address of the reporting person is 3033 Excelsior Blvd., Suite 300, Minneapolis, MN 55416. The foregoing information was derived from a Schedule 13D/A filed on August 8, 2016, in which the reporting person identifies itself as having shared voting and dispositive power over 2,609,039 shares of Common Stock. The Schedule 13D/A further indicated that Whitebox General Partner LLC has shared voting and dispositive power over 2,609,039 shares of Common Stock, Whitebox Multi-Strategy Partners, LP has shared voting and dispositive power over 1,582,394 shares of Common Stock, Whitebox Credit Partners, LP has shared voting and dispositive power over 510,492 shares of Common Stock, and WBox 2015-7 Ltd. has shared voting and dispositive power over 1,026,461 shares of Common Stock.

(10)

The business address of the reporting person is 280 Park Avenue, 12th Floor, New York, NY 10017. The foregoing information was derived from a Schedule 13D filed on August 8, 2016, in which the reporting person identifies itself as having shared voting and dispositive power over 2,409,106 shares of Common Stock. The Schedule 13D further indicated that BlueMountain GP Holdings, LLC has shared voting and dispositive power over 1,976,336 shares of Common Stock, Blue Mountain CA Master Fund GP, Ltd. and Blue Mountain Credit Alternatives Master Fund L.P. have shared voting and dispositive power over 1,674,107 shares of Common Stock, BlueMountain Long/Short Credit GP, LLC and BlueMountain Guadalupe Peak Fund L.P. have shared voting and dispositive power over 80,647 shares of Common Stock, BlueMountain Kicking Horse Fund GP, LLC and BlueMountain Kicking Horse Fund L.P. have shared voting and dispositive power over 61,411 shares of Common Stock, BlueMountain Timberline Ltd. has shared voting and dispositive power over 59,405 shares of Common Stock, BlueMountain Summit Opportunities GP II, LLC and BlueMountain Summit Trading L.P. have shared voting and dispositive power over 160,171 shares of Common Stock, and BlueMountain Montenvers GP S.a.r.l. and BlueMountain Montenvers Master Fund SCA SICAV-SIF have shared voting and dispositive power over 373,365 shares of Common Stock.

(11)

The business address of the reporting person is 245 Summer Street, Boston, MA 02210. The reporting person filed a Schedule 13G/A on August 10, 2016, which indicated that the reporting person no longer holds any shares of Common Stock.

(12)

The business address of the reporting person is 25 S. Huron St., Suite 2A, Toledo, OH 43604. The foregoing information was derived from a Schedule 13G filed on August 5, 2016, in which the reporting person identifies itself as having sole voting and dispositive power over 728,280 shares of Common Stock. The Schedule 13G further indicated that Christopher M. Brown has sole voting and dispositive power over 728,280 shares of Common Stock, Aristides Fund QP, LP has sole voting and dispositive power over 127,478 shares of Common Stock, and Aristides Fund LP has sole voting and dispositive power over 600,802 shares of Common Stock.

(13)	The business address of the reporting person is 440 S. LaSalle Street, 39th Floor, Chicago, IL 60605.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Information Statement contains “forward-looking statements” within the meaning of the U.S. federal securities laws, with respect to our financial condition, results of operations, cash flows and business, and our expectations or beliefs concerning future events. These forward-looking statements can generally be identified by phrases such as “expects,” “anticipates,” “believes,” “estimates,” “intends,” “plans to,” “ought,” “could,” “will,” “should,” “likely,” “appears,” “projects,” “forecasts,” “outlook” or other similar words or phrases. There are inherent risks and uncertainties in any forward-looking statements. Although we believe that our expectations are reasonable, we can give no assurance that these expectations will prove to have been correct, and actual results may vary materially. Except as required by law, we undertake no obligation to update, amend or clarify any forward-looking statements to reflect events, new information or otherwise. Some of the important factors that could cause actual results to differ materially from our expectations are discussed below. All written and oral forward-looking statements attributable to us, or persons acting on our behalf, are expressly qualified in their entirety by these cautionary statements.

You should refer to our periodic and current reports filed with the SEC and the risk factors from our Annual Report on Form 10-K for the year ended December 31, 2015, as amended by our Annual Report on Form 10-K/A filed on April 29, 2016 (collectively, the “2015 Form 10-K”) for specific risks which would cause actual results to be significantly different from those expressed or implied by any of our forward-looking statements. It is not possible to identify all of the risks, uncertainties and other factors that may affect future results. In light of these risks and uncertainties, the forward-looking events and circumstances discussed in this Information Statement may not occur and actual results could differ materially from those anticipated or implied in the forward-looking statements. Accordingly, readers of this Information Statement are cautioned not to place undue reliance on the forward-looking statements.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports and other information (File No. 001-35471) with the SEC pursuant to the Exchange Act. For further information regarding us, please see our filings with the SEC, including our annual, quarterly, and current reports and proxy statements, which you may read and copy at the Public Reference Room maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Our public filings with the SEC are also available to the public on the SEC’s website at www.sec.gov.

We maintain a website at www.saexploration.com. The information on our website or on any other website is not, and you must not consider such information to be, a part of this Information Statement. You should rely only on the information contained in this Information Statement and in the documents incorporated by reference.

By Order of the Board of Directors

Brent Whiteley

Chief Financial Officer, General Counsel and

Secretary

August 17, 2016

ANNEX A

THIRD AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

of

SAExploration Holdings, Inc.

SAExploration Holdings, Inc., a corporation existing under the laws of the State of Delaware, by its Chief Executive Officer, certifies as follows:

1. The name of the Corporation is “SAExploration Holdings, Inc.”

2. The Corporation’s Certificate of Incorporation was filed in the office of the Secretary of State of the State of Delaware on February 2, 2011. The First Amended and Restated Certificate of Incorporation was filed in the office of the Secretary of State of the State of Delaware on June 20, 2011. The Second Amended and Restated Certificate of Incorporation was filed in the office of the Secretary of State of the State of Delaware on June 24, 2013. An amendment to the Second Amended and Restated Certificate of Incorporation was filed in the office of the Secretary of State of the State of Delaware on July 26, 2016.

3. This Third Amended and Restated Certificate of Incorporation (hereafter, the “Certificate of Incorporation”) was duly adopted by the board of directors of the Corporation and the vote of the holders of a majority of the outstanding shares of common stock of the Corporation in accordance with Section 228, Section 242, Section 245 and other applicable provisions of the General Corporation Law of the State of Delaware (“DGCL”).

4. The text of the Second Amended and Restated Certificate of Incorporation of the Corporation is hereby amended and restated in its entirety to read as follows:

ARTICLE I

Name

The name of the corporation is SAExploration Holdings, Inc. (the “Corporation”).

ARTICLE II

Address; Registered Office and Agent

The address of the Corporation’s registered office is 1675 S. State St., Suite B, Kent County, Dover, Delaware; and the name of its registered agent at such address is Capitol Services, Inc.

ARTICLE III

Purposes

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the DGCL.

ARTICLE IV

Capital Stock

4.1 Authorized Stock. The total number of shares of all classes of stock that the Corporation shall have authority to issue is (a): 56,000,000 shares, divided into 55,000,000 shares of Common Stock, with the par value of $0.0001 per share (the “Common Stock”), and (b) 1,000,000 shares of Preferred Stock, with the par value of $0.0001 per share (the “Preferred Stock”). The authorized number of shares of any class of stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the stock of the Corporation entitled to vote, and no separate vote of such class of stock the authorized number of which is to be increased or decreased shall be necessary to effect such change.

4.2 Board Issuance of Preferred Stock. The Board of Directors of the Corporation (the “Board”) is hereby authorized, by resolution or resolutions thereof, to provide, out of the unissued shares of Preferred Stock, for series of Preferred Stock and, with respect to each such series, to fix the number of shares constituting such series and the designation of such series, the voting and other powers (if any) of the shares of such series, and the preferences and any relative, participating, optional or other special rights and any qualifications, limitations or restrictions thereof, of the shares of such series. The powers, preferences and relative, participating, optional and other special rights of each series of Preferred Stock, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding.

4.3 Voting. Except as may otherwise be provided in this Certificate of Incorporation, Section 2.9 of the By-laws or by applicable law, each holder of Common Stock (a “Stockholder”), as such, shall be entitled to one vote for each share of Common Stock held of record by such Stockholder on all matters on which Stockholders generally are entitled to vote. Except as may otherwise be provided in this Certificate of Incorporation (including any certificate filed with the Secretary of State of the State of Delaware establishing the terms of a series of Preferred Stock in accordance with Section 4.2) or by applicable law, no holder of any series of Preferred Stock, as such, shall be entitled to any voting powers in respect thereof.

4.4 Dividends. Subject to applicable law and the rights, if any, of the holders of any outstanding series of Preferred Stock, dividends may be declared and paid on the Common Stock at such times and in such amounts as the Board in its discretion shall determine.

4.5 Dissolution, Liquidation or Winding Up. Upon the dissolution, liquidation or winding up of the Corporation, subject to the rights, if any, of the holders of any outstanding series of Preferred Stock, Stockholders shall be entitled to receive the assets of the Corporation available for distribution to its Stockholders ratably in proportion to the number of shares held by them.

ARTICLE V

Directors

5.1 Election of Directors. Unless and except to the extent that the By-laws of the Corporation (the “By-laws”) shall so require, the election of directors of the Corporation need not be by written ballot.

5.2 Board Composition. The directors of the Corporation shall be elected annually and shall hold office until the next annual meeting of the Corporation’s stockholders and until his or her successor shall be duly elected and qualified, or his or her earlier death, resignation, disqualification or removal from office, and any director who, prior to the effective date of this Certificate of Incorporation, was elected to a term that continues beyond the date of the 2016 annual meeting of the Corporation’s stockholders shall hold office until the annual meeting of the Corporation’s stockholders in 2016 and until his or her successor shall be duly elected and qualified, or his or her earlier death, resignation, disqualification or removal from office. As a result, effective as of the effective date of this Certificate of Incorporation, the Board will no longer be classified under Section 141(d) of the Delaware General Corporation Law and directors shall no longer be divided into classes.

5.3 Vacancy. Subject to the rights of holders of any series of Preferred Stock then outstanding, any newly created directorships resulting from an increase in the authorized number of directors and any vacancies occurring in the Board, may be filled by the affirmative votes of a majority of the remaining members of the Board (or the sole remaining director, as the case may be); provided, that for so long as White Box Advisors LLC or BlueMountain Capital Management, LLC (each, a “Principal Stockholder”) holds (together with its affiliates, excluding the Corporation and its other affiliates) at least ten percent (10%) of the outstanding Common Stock, in the event of any vacancy occurring due to the death, resignation, removal or other event causing the absence of a director nominated by either of the Principal Stockholders, the Principal Stockholder that nominated such director shall be entitled to nominate a successor to such director, and the Company and the Board shall take all actions necessary to ensure that such successor is appointed to the Board as promptly as practicable. A director so elected shall be elected to hold office until the earlier of the expiration of the term of office of the director whom he or she has replaced, a successor is elected and qualified or the director’s earlier death, resignation, disqualification or removal.

ARTICLE VI

Limitation of Liability

To the fullest extent permitted under the DGCL, as amended from time to time, no director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. Any amendment or repeal of this Article VI shall not adversely affect any right or protection of a director of the Corporation hereunder in respect of any act or omission occurring prior to the time of such amendment or repeal.

ARTICLE VII

Indemnification

7.1 Right to Indemnification. The Corporation shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person (a “Covered Person”) who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”), by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was a director or officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another entity or enterprise, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys’ fees) reasonably incurred by such Covered Person. Notwithstanding the preceding sentence, except as otherwise provided in Section 7.3, the Corporation shall be required to indemnify a Covered Person in connection with a Proceeding (or part thereof) commenced by such Covered Person only if the commencement of such Proceeding (or part thereof) by the Covered Person was authorized by the Board.

7.2 Prepayment of Expenses. To the extent not prohibited by applicable law, the Corporation shall pay the expenses (including attorneys’ fees) incurred by a Covered Person in defending any Proceeding in advance of its final disposition; provided, however, that, to the extent required by applicable law, such payment of expenses in advance of the final disposition of the Proceeding shall be made only upon receipt of an undertaking by the Covered Person to repay all amounts advanced if it should be ultimately determined that the Covered Person is not entitled to be indemnified under this Article VII or otherwise.

7.3 Claims. If a claim for indemnification or advancement of expenses under this Article VII is not paid in full within 30 days after a written claim therefor by the Covered Person has been received by the Corporation, the Covered Person may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim. In any such action the Corporation shall have the burden of proving that the Covered Person is not entitled to the requested indemnification or advancement of expenses under applicable law.

7.4 Nonexclusivity of Rights. The rights conferred on any Covered Person by this Article VII shall not be exclusive of any other rights that such Covered Person may have or hereafter acquire under any statute, provision of this Certificate of Incorporation, the By-laws, agreement, vote of stockholders or disinterested directors or otherwise.

7.5 Other Sources. In all events, (i) the Corporation hereby agrees that it is the indemnitor of first resort (meaning, its obligation to provide advancement and/or indemnification to such Covered Person is primary and any obligation of any third parties to such Covered Person to provide advancement or indemnification hereunder or under any other indemnification agreement (whether pursuant to contract, by-laws or charter), or any obligation of any insurer of such third party to provide insurance coverage, for the same expenses, liabilities, judgments, penalties, fines and amounts paid in settlement (including all interest, assessments and other charges paid or payable in connection with or in respect of such expenses, liabilities, judgments, penalties, fines and amounts paid in settlement) incurred by such Covered Person is secondary) and (ii) if any third party pays or causes to be paid, for any reason, any amounts otherwise indemnifiable hereunder or under any other indemnification agreement (whether pursuant to contract, by-laws or charter) with such Covered Person, then (x) such third party shall be fully subrogated to all rights of such Covered Person with respect to such payment and (y) the Corporation shall fully indemnify, reimburse and hold harmless such third party for all such payments actually made by such third party.

7.6 Amendment or Repeal. Any amendment or repeal of the foregoing provisions of this Article VII shall not adversely affect any right or protection hereunder of any Covered Person in respect of any act or omission occurring prior to the time of such amendment or repeal.

7.7 Other Indemnification and Prepayment of Expenses. This Article VII shall not limit the right of the Corporation, to the extent and in the manner permitted by applicable law, to indemnify and to advance expenses to persons other than Covered Persons when and as authorized by appropriate corporate action.

ARTICLE VIII

Amendments

8.1 Certificate Amendments. The Corporation reserves the right at any time, and from time to time, to amend or repeal any provision contained in this Certificate of Incorporation, and add other provisions authorized by the laws of the State of Delaware at the time in force, in the manner now or hereafter prescribed by applicable law; and all rights, preferences and privileges of whatsoever nature conferred upon stockholders, directors or any other persons whomsoever by and pursuant to this Certificate of Incorporation (as amended or amended and restated from time to time in accordance with the terms hereof) are granted subject to the rights reserved in this Section 8.1. Notwithstanding the foregoing, in addition to any vote required by the Certificate of Incorporation or otherwise required by law, so long as any Principal Stockholder (together with its affiliates, excluding the Corporation and its other affiliates) holds at least ten percent (10%) of the Corporation’s outstanding capital stock, the consent of such Principal Stockholder shall be required for any amendment, repeal or addition hereto that would have the effect of limiting (i) the proviso to the first sentence of Section 5.3, (ii) this sentence of this Section 8.1 or (iii) the second sentence of Section 8.2 or (iv) Article IX.

8.2 By-law Amendments. The By-laws may be amended or repealed and new By-laws may be adopted by the affirmative vote of a majority in voting power of shares of stock entitled to vote thereon. Notwithstanding the foregoing, so long as either Principal Stockholder (together with its affiliates, excluding the Corporation and its other affiliates) holds at least ten percent (10%) of the Corporation’s outstanding capital stock, the consent of such Principal Stockholder shall be required for any amendment, repeal or addition to the By-laws that would have the effect of limiting such Principal Stockholder’s rights pursuant to Section 2.9, Section 3.3(b), Section 3.16, Article IV, Article VI or Section 7.7 thereof.

ARTICLE IX

Corporate Opportunity

To the fullest extent permitted from time to time under the DGCL and except as may be otherwise expressly agreed in writing by the Corporation and any Principal Stockholder with respect to such Principal Stockholder, the Corporation, on behalf of itself and its subsidiaries, renounces any interest or expectancy of the Corporation and its subsidiaries in, or in being offered an opportunity to participate in, business opportunities, that are from time to time presented to any of the Principal Stockholders, their respective affiliates (excluding the Corporation and its other affiliates), managed investment funds or portfolio companies (other than the Corporation and its subsidiaries) or any of their respective officers, directors, agents, stockholders, members, partners, employees, or any director designated for nomination by such Principal Stockholder or its affiliates (excluding the Corporation and its other affiliates) (collectively, the “Exempted Persons”), even if the opportunity is one that the Corporation or its subsidiaries might reasonably be deemed to have pursued or had the ability or desire to pursue if granted the opportunity to do so and no such person shall be liable to the Corporation or any of its subsidiaries for breach of any fiduciary or other duty, as a director or officer or otherwise, by reason of the fact that such person pursues or acquires such business opportunity, directs such business opportunity to another person or fails to present such business opportunity, or information regarding such business opportunity, to the Corporation or its subsidiaries unless, in the case of any such person who is a director or officer of the Corporation, such business opportunity is expressly offered to such director or officer in writing solely in his or her capacity as a director or officer of the Corporation. To the fullest extent permitted by law or regulation, including the rules of any exchange on which the Corporation’s securities may be listed, any person purchasing or otherwise acquiring any interest in any shares of stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Article IX. Neither the alteration, amendment or repeal of this Article IX nor the adoption of any provision of this Certificate of Incorporation inconsistent with this Article IX shall eliminate or reduce the effect of this Article IX in respect of any business opportunity first identified or any other matter occurring, or any cause of action, suit or claim that, but for this Article IX, would accrue or arise, prior to such alteration, amendment, repeal or adoption. For the avoidance of doubt, each Principal Stockholder and its Exempted Persons shall have the right to, and shall have no duty (whether contractual or otherwise) not to, directly or indirectly: (A) engage in the same, similar or competing business activities or lines of business as the Corporation or its affiliates, (B) do business with any client or customer of the Corporation or its affiliates, or (C) make investments in competing businesses of the Corporation or its affiliates, and such acts shall not be deemed wrongful or improper.

ARTICLE X

Miscellaneous

10.1 Exclusive Forum. Unless the Corporation consents in writing to the selection of an alternative forum, the sole and exclusive forum for (a) any derivative action or proceeding brought on behalf of the Corporation, (b) any action asserting a claim of breach of a fiduciary duty owed by any director, officer, employee or agent of the Corporation to the Corporation or the Corporation’s stockholders, (c) any action asserting a claim arising pursuant to any provision of the DGCL, this Certificate of Incorporation or the By-laws, or (d) any action asserting a claim governed by the internal affairs doctrine shall be the Court of Chancery of the State of Delaware. If the Court of Chancery of the State of Delaware lacks jurisdiction over such action or proceeding, the sole and exclusive forum for such action or proceeding shall be another court of the State of Delaware or, if no court of the State of Delaware has jurisdiction, then the federal district court for the District of Delaware. Any person who, or entity that, holds, purchases or otherwise acquires an interest in stock of the Corporation shall be deemed (a) to have notice of, and to have consented to and agreed to comply with, this Section 10.1, and (b) to have consented to the personal jurisdiction of the Court of Chancery of the State of Delaware (or if the Court of Chancery does not have jurisdiction, another court of the State of Delaware, or if no court of the State of Delaware has jurisdiction, the federal district court for the District of Delaware) in any proceeding brought to enjoin any action by that person or entity that is inconsistent with the exclusive jurisdiction provided for in this Section 10.1. If any action the subject matter of which is within the scope of this Section 10.1 is filed in a court other than as specified above in the name of any stockholder, such stockholder shall be deemed to have consented to (a) the personal jurisdiction of the Court of Chancery of the State of Delaware, another court in the State of Delaware or the federal district court in the District of Delaware, as appropriate, in connection with any action brought in any such court to enforce this Section 10.1 and (b) having service of process made upon such stockholder in any such action by service upon such stockholder’s counsel in the action as agent for such stockholder.

10.2 Severability. If any provision or provisions of this Certificate of Incorporation shall be held to be invalid, illegal or unenforceable as applied to any circumstance for any reason whatsoever: (i) the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions of this Certificate of Incorporation (including, without limitation, each portion of any paragraph of this Certificate of Incorporation containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby and (ii) to the fullest extent possible, the provisions of this Certificate of Incorporation (including, without limitation, each such portion of any paragraph of this Certificate of Incorporation containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to permit the Corporation to protect its directors, officers, employees and agents from personal liability in respect of their good faith service to or for the benefit of the Corporation to the fullest extent permitted by law.

[Signature Page Follows]

IN WITNESS WHEREOF, the Corporation has caused this Third Amended and Restated Certificate of Incorporation to be signed by Jeff Hastings, its Chief Executive Officer, as of the      day of             , 2016.

Name: Jeff Hastings
Title: Chief Executive Officer